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EXHIBIT 5.1
                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP
                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212-838-1177
                                FAX 212-838-9190

                                  May 18, 2006
Milestone Scientific Inc.
220 South Orange Avenue
Livingston, NJ  07039

                           Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Milestone Scientific Inc., a Delaware corporation ("Milestone"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by Milestone of an aggregate of 1,207,464 shares of Common Stock par value $.001 per share (the "Shares") issuable under Milestone's 2004 Stock Option Plan (the "2004 Plan") and 2006 Stock Option Plan (the "2006 Plan") (collectively the 2004 Plan and the 2006 Plan are referred to herein as the "Option Plans"), and issuable upon exercise of certain options granted by Milestone outside of the Option Plans (the "Non-Plan Options").

         In this regard, we have reviewed the Milestone's Certificate of Incorporation, as amended, resolutions adopted by Milestone's Board of Directors, the Registration Statement, the exhibits to the Registration Statement, the Option Plans, the option agreements for the options issued under the Option Plan, the option agreements for the Non-Plan Options and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Shares issuable (i) upon grant under the 2006 Plan, and under the Option Plans upon exercise of options granted and to be granted under the respective Plans, have been duly and validly authorized for issuance and when issued and delivered as contemplated by the respective Option Plans will be legally issued, fully paid and non-assessable under Delaware law; and (ii) upon exercise of the Non-Plan Options have been duly and validly authorized for issuance and when issued and delivered will be legally issued, fully paid and non-assessable under Delaware law.

         We and our affiliates are the holders of the following securities:
219,813 Shares and options or warrants to purchase and aggregate of 370,675 Shares of which options and warrants for 272,897 Shares are currently exercisable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters.". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,

                                       /s/ Morse, Zelnick, Rose & Lander, LLP
                                       -----------------------------------------
                                       Morse, Zelnick, Rose & Lander, LLP